Exhibit 99.1

Tigrent Inc. Announces Voluntary Filing of Form 15 to Suspend SEC Reporting Obligations

CAPE CORAL, FL, March 4, 2011—Tigrent Inc. (OTC Bulletin Board: TIGE) (the “Company”) announced today that it has determined to effect a termination of the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act, by filing a Form 15 with the Securities and Exchange Commission (“SEC”) on March 18, 2011.

The Board of Directors has approved this action as a cost reduction measure. Suspending and, ultimately, terminating the Company’s SEC reporting obligations will allow it to reduce the substantial legal, accounting and other expenses associated with reporting compliance and make those savings available for continued operation of the business.

“We expect that the Company will realize significant savings by taking these steps, as we continue our efforts to control costs as part of the difficult work we have undertaken to restructure the business,” said Charles F. Kuehne, Interim Chief Financial Officer of the Company.

The Company is eligible to suspend its reporting obligations and deregister its common stock because it has fewer than 300 record holders of its common stock.  Immediately upon the filing of the Form 15, certain reporting obligations of the Company, such as its obligation to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will immediately be suspended.   For a period of ninety (90) days after the filing of the Form 15, the Company will still be subject to proxy rules, Section 16 reporting obligations, and certain provisions of the Williams Act.  The filing of the Form 15 will not affect the Company’s obligation to file its Annual Report on Form 10-K for the year ended December 31, 2010, which is expected to be filed by the Company in March 2011.  Upon suspension of its reporting obligations, the Company currently intends to provide at least limited financial information to allow for public trading of Company securities on the OTC Pink Sheets, although there can no assurances that the Company will undertake to provide, or continue to provide, such limited information, or that any trading market for Company securities will exist, after the Company has filed Form 15.

About Tigrent Inc.

Tigrent Inc. (OTC Bulletin Board: TIGE) is a provider of educational training seminars, mentoring and e-learning programs that help students become financially literate. The Company provides students with instruction in real estate and financial instruments investing, personal finance, and entrepreneurism in the United States, United Kingdom, and Canada. Additional information can be found at www.tigrent.com.

Special Note Regarding Forward Looking Statements

This press release includes certain forward-looking statements that are based upon Tigrent’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, Tigrent’s termination of the registration of its common stock and suspension of its reporting obligations, and its ability to realize significant savings as a result thereof; the timing of the filing of its Annual Report on Form 10-K; and the Company’s intention to provide limited financial information subsequent to the termination of its reporting obligations.  In order for Tigrent to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that certain factors may affect these forward-looking statements, including but not limited to the SEC issuing no objection to Tigrent’s deregistration of its common stock, Tigrent’s ability to manage its existing cash adequately and to maintain its business and effect its strategies, the timing of completion of Tigrent’s audited and unaudited financial statements, and  additional risks which are identified in the Company’s SEC filings, including but not limited to Tigrent’s Annual Report on Form 10-K for the year ended December 31, 2009, and its subsequent Quarterly Reports on Form 10-Q.